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                                                                    EXHIBIT 99.1

             LITIGATION CURRENTLY PENDING AGAINST ORTHALLIANCE, INC.

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

                                                     DATE ACTION
 NAMES OF AFFILIATED PRACTITIONER PARTIES          ORIGINALLY FILED                   COURT IN WHICH PENDING
 ----------------------------------------          ----------------                   ----------------------

o   Dr. Kenneth Brehnan                             October 30, 2001        Marin, County, California state Superior Court

o   Dr. T. Barry Clower                             May 22, 2001            Originally filed in Fulton County, Georgia
                                                                            state Superior Court; removed to U.S. District
                                                                            Court for the Northern District of Georgia

o   Dr. Julie Anfinson, Dr. Richard Chaet           May 25, 2001            Maricopa County, Arizona state Superior Court
    and Dr. Bruce Goldstein

o   Dr. Michael J. DeVito                           July 17, 2001           Pinellas County, Florida state Circuit Court

o   Dr. Robert C. Penny, Dr. Keith Stewart,         July 30, 2001           Originally filed in Johnson County, Texas
    Dr. William M. Reeves, Dr. Ronald C.                                    state District Court; removed to U.S. District
    Barnett, Dr. Robert P. Buck, Dr. Monte                                  Court for the Northern District of Texas;
    Collins, Dr. Michael L. Johnson, Dr.                                    consolidated with action originally filed
    Michael Habern, Dr. Lester H. Kuperman,                                 August 1, 2001 in Travis County, Texas state
    Dr. Joe M. Richards, Dr. Claude R.                                      District Court and removed to U.S. District
    Stephens, Jr. and Dr. Hal C. Stevenson                                  Court for the Western District of Texas


o   Dr. Mark Yaffey, Dr. David Tod Garner,          August 10, 2001         Originally filed in Dade County, Florida state
    Dr. Suellen Rodeffer and Dr. Gregory P.                                 Judicial Circuit Court; removed to U.S.
    Scott                                                                   District Court for the Southern District of
                                                                            Florida

o   Dr. Robert L. McClurg, Dr. Joseph W.            August 13, 2001         Sacramento County, California state Superior
    Gray, Dr. Terry C. Loeffler, Dr. Lesley                                 Court
    O. Starnes and Dr. Brian Nettleman

o   Dr. Ronald A. Cohen                             August 17, 2001         Originally filed in Allen County, Indiana
                                                                            state Superior Court; removed to U.S. District
                                                                            Court for the Northern District of Indiana

o   Dr. Thomas W. Surber, Dr. Randall A.            August 21, 2001         Originally filed in Lake County, Indiana state
    Schmidt, Dr. Don. E. Lahrman, Dr. Ben B.                                Superior Court; removed to U.S. District Court
    Pence and Dr. Charles M. Simons                                         for the Northern District of Indiana;
                                                                            consolidated with action originally filed
                                                                            August 29, 2001 in Bartholomew County, Indiana
                                                                            state Circuit Court and removed to U.S.
                                                                            District Court for the Southern District of
                                                                            Indiana

o   Dr. E. David Engst, Dr. David L. Crouch         August 28, 2001         Originally filed in King County, Washington
    and Dr. Donald L. Grim                                                  state Superior Court; removed to U.S. District
                                                                            Court for the Western District of Washington

o   Dr. Douglas E. Smith, Dr. Wayne Hester,         September 10, 2001      Originally filed in Fulton County, Georgia
    Dr. Dana F. Fender, Dr. Sammy A. Caves                                  state Superior Court; removed to U.S. District
    and Dr. George Mitchell                                                 Court for the Northern District of Georgia

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


                                                     DATE ACTION
 NAMES OF AFFILIATED PRACTITIONER PARTIES          ORIGINALLY FILED                   COURT IN WHICH PENDING
 ----------------------------------------          ----------------                   ----------------------

o   Dr. Gilbert J. Snow, Dr. William B.             October 29, 2001        Los Angeles County, California state Superior
    Brady, Dr. Victor S. Sands, Dr. John W.                                 Court
    Bryant, Dr. Rudolf E. Mayer and Dr.
    Ronald C. Maddox

o   Dr. Anthony R. Togrye                           November 7, 2001        Originally filed in Rutherford County,
                                                                            Tennessee state Circuit Court; removed to U.S.
                                                                            District Court for the Middle District of
                                                                            Tennessee

o   Dr. Kirk J. Nielson and Dr. S. Kent             February 25, 2002       Originally filed in Denver, Colorado state
    Lauson                                                                  District Court; removed to U.S. District Court
                                                                            for the District of Colorado

o   Dr. Douglas D. Durbin and Dr. John H.           March 8, 2002           Originally filed in Fayette County, Kentucky
    Huang                                                                   state Circuit Court; removed to U.S. District
                                                                            Court for the Eastern District of Kentucky

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